Exhibit 10.1
CONSENT AND RATIFICATION AGREEMENT
     This CONSENT AND RATIFICATION AGREEMENT (this “Agreement”) is entered into as of April 21, 2009 by and among:
NATIONAL CITY BUSINESS CREDIT, INC., as Administrative Agent and Collateral Agent (in such capacities, the “Agent”) for the Revolving Credit Lenders party to the Loan Agreement referenced below;
     THE REVOLVING CREDIT LENDERS;
     FILENE’S BASEMENT, INC., a Delaware corporation (the “Borrower”);
     RETAIL VENTURES, INC., an Ohio corporation (“RVI”); and
     FB II ACQUISITION CORP., a Delaware corporation (the “Purchaser”), in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
W I T N E S S E T H:
     WHEREAS, reference is made to that certain Second Amended and Restated Loan and Security Agreement dated as of January 23, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”) by, among others, (i) the Borrower, (ii) the Revolving Credit Lenders named therein, (iii) the Agent, and (iv) National City Bank, as Issuer, pursuant to which the Agent and the Revolving Credit Lenders have agreed to provide loans and other financial accommodations to or for the benefit of the Borrower;
     WHEREAS, reference is further made to that certain Second Amended and Restated Guaranty dated as of January 23, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Guaranty”) by RVI and the other Facility Guarantors party thereto, in favor of the Agent and the Secured Parties referenced therein, pursuant to which RVI and the other Facility Guarantors jointly and severally unconditionally guarantied the payment and performance of the Liabilities (as defined therein) of the Borrower;
     WHEREAS, reference is further made to that certain Second Amended and Restated Security Agreement dated as of January 23, 2008 (as amended, modified, supplemented or restated and in effect from time to time, the “Security Agreement”) by and among RVI and the other Facility Guarantors party thereto (as Debtors thereunder) and the Collateral Agent, pursuant to which RVI and the other Facility Guarantors granted a security interest in substantially all of their assets (other than the Excluded Assets (as defined therein)) to the Collateral Agent, for the ratable benefit of the Secured Parties (as defined therein) to secure their obligations arising under the Guaranty;
     WHEREAS, reference is further made to that certain Second Amended and Restated Ownership Interest Pledge Agreement dated as of January 23, 2008 (as amended, modified,

supplemented or restated and in effect from time to time, the “Pledge Agreement”) by RVI and the Collateral Agent, pursuant to which, among other things, RVI pledged to the Collateral Agent, as security for its obligations arising under the Guaranty and as a supplement to the grant of security interest provided in the Security Agreement, all of RVI’s right, title and interest in and to (i) the shares of capital stock and other equity interests of the Borrower (the “Borrower Shares”), and (ii) the limited liability company interests of FB Services LLC (“Services LLC”) (the “Services LLC Interests”) and its wholly-owned subsidiary, FB Leasing Services LLC (“Leasing LLC”) (the “Leasing LLC Interests”, and together with the Services LLC Interests, the “LLC Interests”, and together with the Borrower Shares, collectively, the “Transferred Interests”);
     WHEREAS, reference is made to that certain Purchase Agreement dated as of April 21, 2009 (the “Purchase Agreement”), by and between the Purchaser and RVI (as Seller thereunder), a true and complete copy of which is annexed hereto as Exhibit A, pursuant to which RVI has agreed to sell, and the Purchaser has agreed to purchase, the Transferred Interests (the “Sale”) subject to the security interests in the Transferred Interests held by the Agent, for the ratable benefit of the Secured Parties;
     WHEREAS, the Borrower has advised the Agent and the Revolving Credit Lenders that contemporaneously with the execution of the Purchase Agreement, the Borrower intends to incur Indebtedness in favor of Mesirow Insurance Services, Inc. (the “Insurance Lender”) in the amount of $681,451.83 (the “Insurance Indebtedness”) pursuant to that certain Premium Finance Agreement dated as of April 21, 2009 (the “Insurance Agreement”) by and between the Borrower and the Insurance Lender, a true and complete copy of which is annexed hereto as Exhibit B, for the purpose of financing the premiums due under the Borrower’s insurance policies being issued on or about the date hereof, and that as security for such Insurance Indebtedness, the Borrower intends to grant a security interest (the “Insurance Lien”) in favor of the Insurance Lender on all unearned premiums or other sums which may become payable under the insurance policies described in the Insurance Agreement;
     WHEREAS, pursuant to the Loan Agreement, the incurrence of the Insurance Indebtedness and the granting of the Insurance Lien (collectively, the “Insurance Transactions”) are prohibited absent the prior written consent of the Agents and the Revolving Credit Lenders;
     WHEREAS, the Purchase Agreement provides that following the Closing (as defined in the Purchase Agreement), the Purchaser shall transfer the Services LLC Interests to the Borrower (the “LLC Transfer”);
     WHEREAS, pursuant to the Loan Agreement, the Security Agreement and the Pledge Agreement, RVI is prohibited from selling any Collateral, including, without limitation, the Transferred Interests, without the prior written consent of the Agent and the Revolving Credit Lenders (except to the extent otherwise set forth in the Loan Agreement);

          WHEREAS, RVI and the Borrower have requested that the Agent and the Revolving Credit Lenders consent to the Sale, the LLC Transfer, and the Insurance Transactions and make the other agreements described herein;
     WHEREAS, the Agent and the Revolving Credit Lenders are willing to so consent and make such other agreements, subject in each case to the terms and conditions of this Agreement;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
1.	Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

2.	Consent. In express reliance upon the terms and conditions of this letter agreement, including without limitation, the Borrower’s, RVI’s, and the Purchaser’s representations and warranties herein, the Agent and the Revolving Credit Lenders hereby consent to the Sale, the Insurance Transactions, and the LLC Transfer and waive any Event of Default which otherwise would be occasioned thereby, subject in each case to the terms and conditions set forth herein.

3.	Purchase Price. RVI and the Purchaser each hereby acknowledges and agrees that the entire Purchase Price to be paid by the Purchaser and all proceeds to be received by RVI pursuant to the Purchase Agreement, including, without limitation, any Applicable Proceeds (as defined in the Purchase Agreement) (collectively, the “Sale Proceeds”) shall be paid directly to the Agent by federal wire transfer in immediately available funds for application to the outstanding Liabilities.

4.	Purchase Agreement; Insurance Agreement. The foregoing consent of, and waiver by, the Agent and the Revolving Credit Lenders is also based on (i) the Sale being consummated and the LLC Transfer occurring in accordance with the terms and conditions of the Purchase Agreement annexed hereto as Exhibit A, and (ii) the Insurance Transactions being consummated in accordance with the terms and conditions of the Insurance Agreement annexed hereto as Exhibit B. Without the prior written consent of the Agent, (x) no material provisions of the Purchase Agreement may be modified, amended, or waived by RVI or the Purchaser, and (y) no material provisions of the Insurance Agreement may be modified, amended, or waived by the Borrower.

5.	Joinder by Services LLC and Leasing LLC. The foregoing consent of, and waiver by, the Agent and the Revolving Credit Lenders is also conditioned upon Services LLC’s and Leasing LLC’s having previously entered into a joinder agreement, in form and substance reasonably satisfactory to the Agent, pursuant to which, among other things, each of Services LLC and Leasing LLC shall have joined the Loan Documents as a Facility Guarantor and shall have granted to the Agent a security interest in its assets of the type constituting Collateral.

6.	No Assumption of Duties. Under no circumstances shall the Agent or any Revolving Credit Lender be obligated to perform, discharge, or assume, nor do the Agent or the

Revolving Credit Lenders agree to perform, discharge, or assume, any obligation, duty, or liability of RVI or the Purchaser under Purchase Agreement.

7.	No Waiver of Loan Documents. The foregoing consent of, and waiver by, the Agent and the Revolving Credit Lenders shall in no way constitute a modification or waiver of any of the other terms and conditions of the Loan Agreement or any of the other Loan Documents, and the sale or other transfer of any additional Collateral must strictly comply with the terms and conditions of the Loan Agreement and the other Loan Documents. The consent and waiver furnished herein relates solely to the Sale, the Insurance Transactions, and the LLC Transfer and is not a continuing waiver.

8.	Amendment and Ratification of Loan Documents.
a.	Upon consummation of the Sale and effectiveness of the consent provided hereby, (i) the Pledge Agreement shall be deemed amended by deleting from Annex A thereof the references to “Filene’s Basement, Inc.” and “FB Services LLC” and all information relating thereto. and (ii) the Agent shall deliver or cause to be delivered to RVI or its counsel Certificate Number 2, evidencing 100 shares of capital stock of the Borrower owned by RVI, together with the stock power previously delivered to the Agent in connection therewith, copies of each of which are annexed hereto as Exhibit C, provided that in exchange therefor, the Purchaser shall have delivered or caused to be delivered to the Agent all stock certificates and stock powers evidencing the Purchaser’s right, title and interest in and to the capital stock of the Borrower as further described in Section 11 hereof.

b.	Except as expressly provided herein, the Loan Agreement and each other Loan Document, including, without limitation, the Guaranty, the Pledge Agreement, and the Security Agreement, remain in full force and effect.

c.	Without limiting the generality of the foregoing, (i) each of RVI and each other Facility Guarantor hereby (A) ratifies, confirms, and reaffirms all of the terms and conditions of the Guaranty and each of the warranties and representations made therein, (B) confirms that all such terms and conditions remain in full force and effect, and (C) acknowledges and agrees that the Liabilities guarantied pursuant to the Guaranty include, without limitation, any Liabilities arising under the Loan Agreement and the other Loan Documents and any modification, supplement, or extension thereof (the “Guaranteed Debt”), provided, however, that the aggregate principal amount of the Guaranteed Debt shall not be increased following the commencement by the Borrower of a bankruptcy case as described in Section 13 below (except to the extent such increase arises as a result of a drawing on an L/C issued and outstanding on the date thereof or the incurrence of any Costs of Collection), and (ii) each of the Borrower, RVI and each other Facility Guarantor hereby acknowledges and agrees that the Collateral continues to secure all of the Guaranteed Debt.

d.	RVI and each Facility Guarantor acknowledges and agrees that the foregoing ratification of the Guaranty includes the indemnification therein, and that the indemnification would cover any claim, demand, threat, action, or cause of action brought or asserted against any of the Agent and/or the Revolving Credit Lenders arising out of or in any way related to the consent granted herein.

e.	As further security for its obligations under the Guaranty, RVI covenants and agrees that it shall maintain with National City Bank an interest-bearing deposit account, under the control of the Agent, having a balance of not less than $2,500,000.00 at all times until such time as Guaranteed Debt (excluding the Participation (as defined in the Participation Agreement)) shall have been indefeasibly paid in full in cash, the Revolving Credit Lenders’ commitment to provide loans or other financial accommodations to the Borrower shall have been terminated, and all outstanding L/Cs shall have expired, been returned undrawn or otherwise cash collateralized in a manner reasonably satisfactory to the Agent and the Issuing Bank (collectively, “Paid In Full”).
9.	Insurance Transactions. As a condition precedent to the effectiveness of the consent to the Insurance Transactions, the Borrower shall have provided to the Agent, in form and substance reasonably satisfactory to the Agent, evidence of the Borrower’s insurance policies of the types and with the terms required by the Loan Agreement, together with endorsements to such insurance policies naming the Agent as loss payee and/or additional insured and otherwise in form and substance reasonably satisfactory to the Agent.

10.	Transferred Interests Remain Subject to Lien of Agent. As provided in Section 1.1(a) of the Purchase Agreement, RVI is selling the Transferred Interests to the Purchaser subject to the security interests granted by RVI to the Agent, for the ratable benefit of the Secured Parties. The Purchaser hereby (i) confirms, acknowledges and agrees that the Purchaser is purchasing the Transferred Interests subject to such security interests on a non-recourse basis, which shall remain in full force and effect following the Sale, and (ii) ratifies the grant of such security interests (on a non-recourse basis) to the Agent, for the ratable benefit of the Secured Parties.

11.	Security Interest in Transferred Interests. As a condition precedent to the effectiveness of the consent provided hereby, the Purchaser shall execute and deliver to the Agent (A) a pledge and security agreement, in form and substance satisfactory to the Agent, evidencing the grant of security interest by the Purchaser (on a non-recourse basis) to the Agent, for the ratable benefit of the Secured Parties, in the Transferred Interests, as security for (i) RVI’s obligations arising under the Guaranty, and (ii) the Liabilities (including, without limitation, any Liabilities arising under the Loan Agreement and the other Loan Documents and any modification, supplement, or extension thereof), whether now existing or hereafter arising, and (B) all stock certificates and other equity interest certificates representing the Transferred Interests, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Purchaser. As a further condition precedent to the effectiveness of the consent provided hereby, (x) the Borrower shall execute and deliver a pledge and security agreement, in form and substance satisfactory to the Agent, evidencing the grant of security interest by the Borrower to the Agent, for the ratable benefit of the Secured Parties, in the Services LLC Interests, and (y) Services LLC shall execute and deliver a pledge and security agreement, in form and substance satisfactory to the Agent, evidencing the grant of security interest by Services LLC to the Agent, for the ratable benefit of the Secured Parties, in the Leasing LLC Interests.

12.	Retention of Chief Restructuring Officer and Independent Consultant. The Borrower acknowledges, agrees, and covenants that until such time as the Guaranteed Debt shall have been Paid In Full, the Borrower shall continue to retain (i) as Chief Restructuring Officer, Alan Cohen of Abacus Advisors Group LLC, or such other Person as approved by the board of directors of the Borrower and accepted by the Agent and the Revolving Credit Lenders in their discretion, and (ii) as Financial Consultant, Perry Mandarino of PricewaterhouseCoopers, or such other Person as approved by the board of directors of the Borrower and accepted by the Agent and the Revolving Credit Lenders in their discretion. RVI and the Purchaser each acknowledges, agrees, and covenants that it will not take any actions inconsistent with the foregoing agreement by the Borrower until such time as the Guaranteed Debt shall have been Paid In Full. This Section 12 may be amended by the Borrower, the Purchaser, the Agent and the Revolving Credit Lenders from time to time without the consent of RVI, provided, that any such amendment shall not increase the obligations or liabilities of RVI in any respect (except to the extent such obligations or liabilities may otherwise be increased in accordance with the terms of this Agreement) without the prior written consent of RVI.

13.	Forbearance From Enforcement of Guaranty. The Agent and the Revolving Credit Lenders agree to forbear from making demand upon RVI for payment under the Guaranty until the substantial completion of the sale and/or liquidation of the Borrower’s business and assets, so long as (i) all terms and conditions of this letter agreement are performed and there is no breach hereunder by the Borrower, RVI, or the Purchaser, (ii) the Agent, the Revolving Credit Lenders, and the Borrower agree upon all terms and conditions of a mutually acceptable order for use of cash collateral (the “Cash Collateral Order”) containing terms and conditions customary and usual for cases involving retail bankruptcy sales/liquidations, prior to the commencement by the Borrower of a bankruptcy case, which the Borrower expects to commence on or about April 21, 2009, and (iii) no Event of Default has occurred under the Cash Collateral Order, provided, that the Cash Collateral Order shall provide that in the event RVI shall cause the Guaranteed Debt to be Paid In Full as a result of an Event of Default under the Cash Collateral Order, RVI shall immediately assume and benefit from all rights and obligations of the Agent under the Cash Collateral Order (including, without limitation, to the extent permitted under applicable law, all claims, suits, causes of action and any other right of the Agent against the Borrower).

14.	Consent Fee. Upon execution of this letter agreement, RVI shall pay to the Agent for the ratable benefit of the Revolving Credit Lenders a consent fee in the amount of $100,000.00. The consent fee shall be fully earned upon the execution of this letter agreement and shall not be refunded or disgorged in whole or in part under any circumstances.

15.	Miscellaneous.
a.	This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which, when so executed and delivered, shall be an original, and all of which together shall constitute one instrument.

b.	This Agreement expresses the entire understanding of the parties with respect to the matters set forth herein. No prior discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.

c.	Any determination that any provision of this Agreement or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Agreement.

d.	The Borrower shall pay on demand all costs and expenses of the Agent and the Revolving Credit Lenders, including, without limitation, reasonable attorneys’ fees, in connection with the preparation, negotiation, execution and delivery of this Agreement.

e.	The Borrower, RVI, and the Purchaser, at their expense, shall execute such additional documents and undertake such additional actions as the Agent may reasonably request in order to more fully evidence the agreements set forth herein, provided, that as between RVI and the Purchaser, RVI shall reimburse the Purchaser for any of the foregoing expenses.

f.	This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law thereof.

g.	This Agreement shall constitute a Loan Document for all purposes.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

NATIONAL CITY BUSINESS CREDIT, INC., as Agent and as
a Revolving Credit Lender

By:
Name:
Title:

Signature Page to Consent and Ratification Agreement

WELLS FARGO RETAIL FINANCE, LLC, as a Revolving Credit Lender

By:
Name:
Title:

Signature Page to Consent and Ratification Agreement

FILENE’S BASEMENT, INC., as Borrower

By:
Name:
Title:

Signature Page to Consent and Ratification Agreement

RETAIL VENTURES, INC., as RVI

By:
Name:	James A. McGrady
Title:	Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary
Signature Page to Consent and Ratification Agreement

FB II ACQUISITION CORP., as Purchaser

By:
Name:	Scott Rusczyk
Title:	President
Signature Page to Consent and Ratification Agreement

Acknowledged and Agreed (for purposes of Section 8 and 15 only):

RETAIL VENTURES LICENSING, INC., as a Facility Guarantor

By:
Name:
Title:

RETAIL VENTURES IMPORTS, INC., as a Facility Guarantor

By:
Name:
Title:

RETAIL VENTURES SERVICES, INC., as a Facility Guarantor

By:
Name:
Title:

FB SERVICES LLC, as a Facility Guarantor

By:
Name:
Title:

FB LEASING SERVICES LLC, as a Facility Guarantor

By:
Name:
Title:

Signature Page to Consent and Ratification Agreement